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                                                                  EXHIBIT - g(2)

                                    AMENDMENT

      This AMENDMENT (this "AMENDMENT") amends as of the 31st day of October, 2005 (the "EFFECTIVE DATE"), the Custodian Services Agreement dated as of December 30, 2002, as amended (the "AGREEMENT") between Meridian Fund, Inc. (the "FUND") and PFPC Trust Company ("PFPC TRUST").

      For valuable consideration the receipt and sufficiency of which the parties hereto hereby acknowledge, the Fund and PFPC Trust hereby agree that, as of the Effective Date, the Agreement shall (without any further action by either of the parities hereto) be amended for the purpose of identifying the investment portfolios of the Fund as follows:

1.    The following new "WHEREAS" clause is added to the Agreement:

      "WHEREAS, the Fund consists of those investment portfolios are listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC Trust wishes to furnish such services."

2. Exhibit A attached hereto is hereby incorporated into the Agreement by reference.

3. This Amendment contains the entire understanding between the parties with respect to the services contemplated hereby. Except as expressly set forth herein, the Agreement, as previously amended shall remain unaffected hereby.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

MERIDIAN FUND, INC.                      PFPC TRUST COMPANY

By: /s/ Gregg B. Keeling                 By: /s/ Edward A. Smith II
    --------------------                     ----------------------
Name:  Gregg B. Keeling                  Name:  Edward A. Smith II
Title: CFO                               Title: VICE PRESIDENT

                                         BUSINESS APPROVAL BY: MM
                                         DATE: 10/06/05

                                         LEGAL APPROVAL BY: AA
                                         DATE: 10/06/05

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                                    EXHIBIT A

      THIS EXHIBIT A. dated as of October 31, 2005 is Exhibit A to that certain Custodian Services Agreement dated as of December 30, 2002 between PFPC Trust Company and Meridian Funds, Inc.

                                   PORTFOLIOS

                           Meridian Equity Income Fund
                              Meridian Growth Fund
                               Meridian Value Fund